Exhibit 5.2

[Skadden Letterhead]

May 6, 2015

Aircastle Limited

c/o Aircastle Advisor LLC

300 First Stamford Place, 5th Floor

Stamford, Connecticut 06902

Re:	Aircastle Limited Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special U.S. counsel to Aircastle Limited, a Bermuda exempted company (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of securities of the Company consisting of: (i) common shares, par value $0.01 per share, of the Company (the “Common Shares”), (ii) preference shares, par value $0.01 per share, of the Company, which may be issued in one or more series (the “Preference Shares”), (iii) Preference Shares represented by depositary shares (“Depositary Shares”) evidenced by depositary receipts (“Receipts”), which may be issued pursuant to one or more deposit agreements to be entered into between the Company and a depositary (the “Depositary”) to be named (each, a “Deposit Agreement”), (iv) debt securities of the Company (collectively, “Debt Securities”) which may be issued in one or more series under the indenture, dated as of December 5, 2013, as

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May 6, 2015

supplemented by a first supplemental indenture, dated as of December 5, 2013 (the “First Indenture Supplement”), and by a second supplemental indenture (the “Second Indenture Supplement”), dated as of March 26, 2014, and by a third supplemental indenture (the “Third Indenture Supplement”), dated as of January 15, 2015, between Aircastle Limited and Wells Fargo Bank, National Association, as trustee (the “Trustee”), which is filed as an exhibit to the Registration Statement (collectively, the “Indenture”), (v) warrants to purchase Common Shares, Preference Shares or Debt Securities (the “Warrants”), as shall be designated by the Company at the time of the offering, issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein (each, a “Warrant Agent”), (vi) subscription rights to purchase Common Shares, Preference Shares or Debt Securities (“Subscription Rights”), which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into by the Company and one or more subscription agents to be named therein (each, a “Subscription Agent”), (vii) purchase contracts (“Purchase Contracts”) obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, shares of Common Stock, shares of Preferred Stock or Debt Securities at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named therein (each, a “Purchase Contract Agent”), (viii) purchase units of the Company (“Purchase Units”), each consisting of a Purchase Contract and Debt Securities, debt obligations of third parties or any other securities or a combination thereof, which may be issued pursuant to one or more agreements (each, a “Purchase Unit Agreement”) proposed to be entered into by the Company and one or more purchase unit agents to be named therein (each, a “Purchase Unit Agent”), (ix) and such indeterminate number of shares of Common Shares, Preference Shares and amount of Debt Securities, as may be issued upon conversion, exchange or exercise, as applicable, of any Preference Shares, Debt Securities, Warrants or Subscription Rights or settlement of any Purchase Contracts or Purchase Units, including such shares of Common Shares or Preference Shares as may be issued pursuant to anti-dilution adjustments, determined at the time of offering (collectively, “Indeterminate Securities”). The Common Shares, Preference Shares, Depositary Shares, Debt Securities, Warrants, Subscription Rights, Purchase Contracts, Purchase Units and Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

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May 6, 2015

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)	the Registration Statement; and

(b)	an executed copy of the Indenture.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

As used herein, “Transaction Agreements” means the Indenture, the Warrant Agreements, the Deposit Agreements, the Subscription Rights Agreements, the Purchase Contract Agreements and the Purchase Unit Agreements.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.	With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of

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such series, (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended, has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Debt Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) any officer’s certificate or supplemental indenture under the Indenture establishing the terms of the Offered Debt Securities has been duly authorized, executed and delivered by the Company and any other parties thereto; (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters in conformity with the Indenture and any such officer’s certificate or supplemental indenture; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Debt Securities so as not to violate any applicable law, the memorandum of association or the bye-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (viii) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Debt Securities and have been duly executed and authenticated in accordance with the provisions of the Indenture and any such officer’s certificate or supplemental indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the Indenture and such officer’s certificate or supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

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2.	With respect to any Warrants offered by the Company (the “Offered Warrants”), when (i) the Registration Statement, as finally amended, has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Warrants are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants, the Warrant Agreement and related matters; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the memorandum of association or the bye-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the Common Shares, Preference Shares and Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company; and (viii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly delivered to purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

3.

With respect to Depositary Shares offered by the Company (the “Offered Depositary Shares”), when (i) the Registration Statement, as finally amended, has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Depositary Shares have been prepared, delivered and filed in

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compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Depositary Shares are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares have been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) a Deposit Agreement relating to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Depositary Shares and the related series of Preference Shares, the applicable Deposit Agreement and related matters; (vi) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement so as not to violate any applicable law, the memorandum of association or the bye-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the Preference Shares relating to such Offered Depositary Shares has been duly authorized for issuance; and (vii) the Offered Depositary Shares have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Deposit Agreement and the Offered Depositary Shares have been delivered to the Depositary for deposit in accordance with provisions of the applicable Deposit Agreement; and (viii) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preference Shares with the Depositary in accordance with the applicable Deposit Agreement and the applicable underwriting agreement if any, or any other duly authorized, executed and delivered valid and binding agreement, and duly delivered to purchasers thereof upon payment of the agreed-upon consideration therefor, such Deposit Agreement will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

4.

With respect to any Subscription Rights offered by the Company (the “Offered Subscription Rights”), when (i) the Registration Statement, as finally amended, has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Subscription Rights has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and

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Regulations; (iii) if the Offered Subscription Rights are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Subscription Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) a Subscription Rights Agreement relating to the Offered Subscription Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Subscription Rights and related matters; (vi) the terms of the Offered Subscription Rights and of their issuance and sale have been duly established in conformity with the applicable Subscription Rights Agreement and Subscription Rights Certificate so as not to violate any applicable law, the memorandum of association or the bye-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Subscription Agent; (vii) the Common Shares, Preference Shares and Debt Securities relating to such Offered Subscription Rights have been duly authorized for issuance by the Company; and (viii) the Subscription Rights Certificates have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Subscription Rights Agreement, the Offered Subscription Rights, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Subscription Rights Agreement and Subscription Rights Certificate and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, and duly delivered to purchasers thereof upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

5.

With respect to any Purchase Contracts offered by the Company (the “Offered Purchase Contracts”), when (i) the Registration Statement, as finally amended, has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Purchase Contracts has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Purchase Contracts are to be sold or

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May 6, 2015

otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) a Purchase Contract Agreement relating to the Offered Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Purchase Contracts and related matters; (vi) the terms of the Offered Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement so as not to violate any applicable law, the memorandum of association or the bye-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Purchase Contract Agent; (vii) the Common Shares, Preference Shares and Debt Securities relating to such Offered Purchase Contracts have been duly authorized for issuance by the Company; and (viii) the Offered Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, the Offered Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Purchase Contract Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, and duly delivered to purchasers thereof upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

6.

With respect to any Purchase Units offered by the Company (the “Offered Purchase Units”), when (i) the Registration Statement, as finally amended, has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Purchase Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Purchase Units are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Purchase Units has

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been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Purchase Units and related matters; (vi) the terms of the Offered Purchase Units and the related Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. treasury securities, or other securities and of their issuance and sale have been duly established in conformity with the applicable Purchase Unit Agreement so as not to violate any applicable law, the memorandum of association or the bye-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Purchase Unit Agent; (vii) the Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. treasury securities, or other securities included in such Offered Purchase Units have been duly authorized for issuance by the Company or by third parties, as applicable; and (viii) the Offered Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Unit Agreement, the Offered Purchase Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Purchase Unit Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, and duly delivered to purchasers thereof upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(i) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(ii) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

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(iii) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(iv) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(v) we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

(vi) we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(vii) we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(viii) we have assumed that the choice of New York law to govern the Indenture and any supplemental indenture thereto is a valid and legal provision;

(ix) we have assumed that the laws of the State of New York will be chosen to govern any Warrant Agreements, Deposit Agreements Purchase Contract Agreements and Purchase Unit Agreements and that such choice is and will be a valid and legal provision;

(x) we have assumed that any Debt Securities, Warrants, Depositary Shares, Purchase Contracts and Purchase Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any Trustee, Warrant Agent, Depositary, Purchase Contract Agent and Purchase Unit Agent, as the case may be;

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(xi) we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion; and

(xii) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(i) the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

(b) the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements;

(c) neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the issuance and sale of the applicable Securities contemplated thereby: (i) conflicts or will conflict with the memorandum of association or the bye-laws of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(d) neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the issuance and

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sale of the applicable Securities contemplated thereby, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP